THE GABELLI MULTIMEDIA TRUST INC. N-2/A

Exhibit 99.(n)(ii)

POWER OF ATTORNEY

Each of the undersigned directors of The Gabelli Multimedia Trust Inc., a corporation formed under the laws of the State of Maryland (the "Company"), hereby constitutes and appoints Bruce N. Alpert, John Ball, and Peter Goldstein with full power to act without the other and with full power of substitution and resubstitution, as his true and lawful attorney-in-fact and agent to execute in his name, place and stead, and on his behalf, in the capacities indicated below, the Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company, the registration or offering of the Company's common shares, par value $.001 per share, or the registration or offering of the Company's preferred shares, par value $.001 per share; granting to each such attorney-in-fact and agent full power of substitution and revocation in the premises; and ratifying and confirming any and all that each such attorney-in-fact and agent, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 26th day of February, 2021.

/s/ Anthony J. Colavita	/s/ John Birch
Anthony J. Colavita	John Birch
Director	Director

/s/ James P. Conn	/s/ Werner J. Roeder
James P. Conn	Werner J. Roeder
Director	Director

/s/ Frank J. Fahrenkopf, Jr.	/s/ Salvatore J. Zizza
Frank J. Fahrenkopf, Jr.	Salvatore J. Zizza
Director	Director

/s/ Mario J. Gabelli	/s/ Daniel E. Zucchi
Mario J. Gabelli	Daniel E. Zucchi
Director	Director

/s/ Christopher J. Marangi	/s/ Kuni Nakamura
Christopher J. Marangi	Kuni Nakamura
Director	Director